Exhibit 99.1

EPR Properties Prices $275 Million of 5.250% Senior Notes due 2023

KANSAS CITY, Mo.—June 13, 2013 – EPR Properties (NYSE:EPR) (the “Company”) announced today that it has priced an underwritten public offering of $275 million of 5.250% Senior Notes due 2023. The notes will be guaranteed by certain of the Company’s subsidiaries. The offering is expected to close on June 18, 2013, subject to customary closing conditions.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC are serving as joint book-running managers for the offering.

The Company intends to use the net proceeds from the offering (i) to repay approximately $90.9 million Canadian dollars (“CAD”) ($89.5 million U.S. based on a conversion rate of 0.9843 as of March 31, 2013) of outstanding fixed rate mortgage debt secured by the Company’s four entertainment retail centers located in Ontario, Canada, (ii) to repay approximately $56.7 million of outstanding fixed rate mortgage debt secured by the Company’s entertainment retail center located in New Rochelle, New York, (iii) to pay costs associated with the early repayment of such mortgage debt, (iv) to repay the outstanding principal balance of the Company’s unsecured revolving credit facility and (v) for general business purposes, which may include funding the acquisition, development or financing of properties, including the potential acquisition of a company that indirectly owns 11 theatre properties as described in the prospectus supplement. Pending application of any portion of the net proceeds to such uses, the Company may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with the Company’s qualification as a real estate investment trust.

The notes will be issued pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3. A written prospectus and prospectus supplement relating to this offering, when available, may be obtained from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (telephone: (212) 834-4355); Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (telephone: (800) 831-9146); or RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Debt Capital Markets (telephone: (866) 375-6829). You may also get these documents free by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such state or jurisdiction.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3.2 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see our filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.